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                                                                      EXHIBIT 21


                           PSICOR, INC. SUBSIDIARIES


Name of Subsidiary                                        Jurisdiction of
------------------                                 Organization or Incorporation
                                                   -----------------------------
Psicor Office Laboratories, Inc.                             New Jersey